                                   EXHIBIT D

                                    FORM OF

                         PLEDGE AND SECURITY AGREEMENT


         This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated October 12, 1999, is made by and between Robert B. Egan and Eddy J. Rogers, Jr. as trustees of the Berdon Lawrence GST Trust [number of Trust] (the "Debtor"), in favor of C. Berdon Lawrence (the "Secured Party").

                                    RECITALS

         A. The Secured Party is the legal owner and holder of that certain Demand Note dated May 25, 1999, executed by the Debtor in favor of the Holder in the original principal sum of $4,500,000 (the "Note").

         B. The Note is secured by a Pledge and Security Agreement (the "Security Agreement") dated May 25, 1999 by and among the Secured Party and the Debtor pursuant to which the Debtor pledged its interest in 17,000 shares of the common stock of Hollywood Marine, Inc. (the "Shares") to the Secured Party.

         C. The Note is also secured by a Financing Statement (the "Financing Statement") dated May 25, 1999, executed by the Secured Party and the Debtor and covering the Debtor's interest in the Shares.

         D. Hollywood Marine, Inc. ("HMI") has agreed to merge with Kirby Inland Marine, Inc. ("KIM") pursuant to the certain Agreement and Plan of Merger (the "Merger Agreement") dated July 28, 1999, by and among HMI, KIM, Kirby Corporation ("Kirby"), and each of the shareholders of HMI.

         E. It is a condition of the Merger Agreement that the liens on the Shares created by the Security Agreement and the Financing Statement be released.

         F. The Debtor, as a shareholder of HMI, desires that the transactions contemplated by the Merger Agreement be consummated.

         G. The Secured Party has agreed to execute that certain Full Release of Lien of even date herewith (the "Release") releasing the Shares and the liens thereon created by the Security Agreement and the Financing Statement and the Shares on the condition that the Debtor execute an alternate security agreement and financing statement continuing the Secured Party's original security interest and covering the consideration received by the Debtor under the Merger Agreement for the Debtor's interest in the Shares, which consideration constitutes proceeds of the Shares.

                                   AGREEMENT

         In consideration of the promises herein contained, and in order to induce the Secured Party to execute the Release, the parties agree as follows:

         SECTION 1. Grant of Security Interest in Investment Account. As collateral security for all of the Obligations (as defined in Section 2 hereof), the Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party a continuing security interest in, the following (collectively, the "Collateral"):

         (a) all of the Debtor's right, title and interest in and to that certain investment account at Chase Bank of Texas, N.A. in Houston, Texas in the name of the Debtor and bearing the account number 55010012082205 (the "Investment Account") and all money, whether in currency of the United States or any foreign country, on deposit therein, and all investments of whatever kind and nature arising therefrom or held therein;

         (b) all of the shares of Kirby common stock received by the Debtor under the Merger Agreement as consideration for the Shares (the "Pledged Shares"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         (c) all additional shares of stock, from time to time acquired by the Debtor, of Kirby, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

         (d)      all proceeds and products of any and all of the foregoing;

in each case, however the Debtor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) (all such Collateral described in the foregoing clauses (b) and (c) and any proceeds therefrom being hereinafter collectively referred to as the "Pledged Collateral").

         SECTION 2. Security for Obligations. This Agreement and the lien and security interest created hereby in the Collateral secure the prompt and complete:

         (a) payment of all obligations of the Debtor to the Secured Party now or hereafter existing under the Note and any other document related thereto or executed in connection therewith to which the Debtor is a party, as each may be modified, amended, extended or renewed from time to time; and

         (b) performance and observance by the Debtor of all covenants, conditions and agreements contained in the Note and any other documents related thereto or executed in connection therewith to which the Debtor is a party, as each may be modified, amended, extended or renewed from time to time (including, without limitation, the covenants, conditions and agreements contained herein), whether for principal, interest, fees, expenses or otherwise;

all such obligations, covenants, conditions and agreements described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the "Obligations".

         SECTION 3. Delivery of the Pledged Shares; Filing of Financing Statements.

         (a) All certificates representing the Pledged Shares shall be delivered to or at the direction of the Secured Party upon the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Secured Party promptly upon the receipt thereof by or on behalf of the Debtor. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

         (b) If the Debtor shall receive, by virtue of the Debtor's being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate presenting a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) payment of dividends or other distribution payable in cash (except such dividends permitted to be retained by the Debtor pursuant to Section 6 hereof) or in securities or other property or
(iv) payment of dividends or other distribution in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Secured Party, shall segregate it from the Debtor's other property and shall deliver it forthwith to or at the direction of the Secured Party in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by or on behalf of the Secured Party as Pledged Collateral and as further collateral security for the Obligations.

         (c) In addition to delivering the Pledged Collateral as provided in the foregoing clauses (a) and (b), the parties shall additionally file Financing Statements with the State of Texas covering all of the Collateral thereby perfecting the lien and security interest in the Collateral created by this Agreement.

         SECTION 4. Representations, Warranties, Covenants and Agreements. The Debtor represents and warrants to and covenants and agrees with the Secured Party as follows:

         (a) The Debtor is and will be at all times the legal and beneficial owner of the Collateral free and clear of any lien, security interest, or other charge or encumbrance, including, without limitation, any option, except for the security interest created by this Agreement.

         (b) The exercise by the Secured Party of any of Secured Party' rights and remedies hereunder will not contravene law or any contractual restriction binding on or affecting the Debtor or any of the Debtor's properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Debtor's properties.

         (c) No authorization or approval or other action by, and no notice to or filing with, any person or entity, including, without limitation, any governmental authority or other regulatory body, is required for (i) the due execution, delivery and performance by the Debtor of this Agreement, (ii) the grant by the Debtor, or the perfection, of the lien and security interest purported to be created hereby in the Collateral or (iii) the exercise by the Secured Party of any of Secured Party' rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

         (d) This Agreement creates a valid security interest in favor of the Secured Party in the Collateral, as security for the Obligations. Upon delivery of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time, endorsed in blank, to the Secured Party, and the filing of a financing statement with the Secretary of State of the State of Texas in favor of the Secured Party, naming the Debtor as "Debtor" and describing the Collateral, the lien and security interest created herein will be a fully perfected, first priority security interest in the Collateral. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Secured Party' having possession of certificates, instruments and cash constituting Pledged Collateral and the filing of a financing statement with the Secretary of State of the State of Texas covering all of the Collateral after the date hereof.

         SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, the Debtor will, unless the Secured Party shall otherwise consent in writing:

         (a) keep adequate records concerning the Collateral and permit the Secured Party or any of Secured Party' agents or representatives at any reasonable time and from time to time to examine and make copies of and abstracts from such records;

         (b) at the Debtor's expense, promptly deliver to the Secured Party a copy of each notice or other communication received by it in respect of the Collateral;

         (c) at the Debtor's expense, defend the Secured Party' right, title and security interest in and to the Collateral against the claims of any person or entity;

         (d) at Debtor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Party may request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Secured Party to exercise and enforce Secured Party' rights and remedies hereunder in respect of the Collateral, or

(iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to or at the direction of the Secured Party, after default, irrevocable proxies in respect of the Pledged Collateral;

         (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Collateral or any interest therein except as permitted by Section 6(a)(i) hereof;

         (f) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Collateral except for the security interest created hereby;

         (g) not make or consent to any amendment or other modification or waiver with respect to any Collateral or enter into any agreement or permit to exist any restriction with respect to any Collateral other than pursuant hereto;

         (h) not take or fail to take any action which would in any manner impair the value or enforceability of the Secured Party' security interest in any Collateral.

         SECTION 6. Voting Rights, Dividends, Etc. Regarding the Pledged Collateral; Management of the Investment Account.

         (a)      So long as no demand has been made on the Note:

                  (i) the Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; provided, however, that (A) the Debtor shall give the Secured Party at least five (5) days written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Pledged Collateral or any part thereof, which may have a material adverse effect on the value of the Pledged Collateral or any part thereof;

                  (ii) the Debtor shall be entitled to receive and retain any and all dividends or other distributions and interest paid in respect of the Pledged Collateral; and

                  (iii) the Debtor shall be entitled to advise Chase Bank in the management of the Investment Account.

         (b) After demand has been made on the Note and so long as it has not been rescinded:

                  (i) all rights of the Debtor to exercise the voting and other consensual rights which the Debtor would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 6, and to receive the dividends and interest payments which the Debtor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 6, shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                  (ii) all dividends and interest payments and other distributions which are received by the Debtor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Debtor, and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                  (iii) the Debtor shall execute and deliver (or cause to be executed and delivered to the Secured Party) all such proxies and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends or interest payments which it is entitled to receive and retain pursuant to clause (ii) above.

                  (iv) the Secured Party and not the Debtor shall have the right to advise Chase Bank in the management of the Investment Account.

         (c) So long as this Agreement and the lien and security interest created hereby are in effect, the Debtor shall have no right to withdraw or otherwise transfer any funds or investments out of the Investment Account without the express written consent of the Secured Party.

         SECTION 7. Additional Provisions Concerning the Collateral.

         (a) The Debtor hereby authorizes the Secured Party to file, without the signature of the Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

         (b) To the extent permitted by applicable law, the Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as the Debtor's true and lawful attorney-in-fact and proxy (which appointment as attorney-in-fact and proxy is coupled with an interest) effective upon demand under the Note, without requiring the Secured Party to act as such, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to perfect and continue Secured Party's lien and security interest in and to protect and preserve the Collateral and otherwise to accomplish the purposes of this Agreement (subject to the rights of the Debtor under Section 6(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Debtor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same, and to execute any financing statement in the name of the Debtor and to file any claims or institute any proceedings to enforce the rights of the Secured Party with respect to the Collateral.

         (c) If the Debtor fails to perform any agreement or obligation contained herein, the Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor pursuant to Section 9 hereof.

         (d) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interest in and rights regarding the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Secured Party shall have no duty or liability as to any of the Collateral, including, without limitation, to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Debtor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in Secured Party's possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords the Secured Party's own property, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         (e) The Secured Party may at any time in Secured Party's discretion (i) without notice to the Debtor, transfer or register in the name of the Secured Party or any of the Secured Party's nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Debtor under
Section 6(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 8. Remedies Upon Default. After demand has been made under the Note and so long as it has not been rescinded:

         (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Party, all of the rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code then in effect in the State of Texas (whether or not the Code applies to the affected Collateral), and in addition thereto and cumulative thereof, the following rights: the right to sell, assign or otherwise dispose of the Collateral and without notice except as specified below, sell or otherwise transfer the Pledged Collateral at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. In the event that the Secured Party deems it advisable to do so, the Secured Party may (i) restrict the bidders or purchasers of any such sale, and notwithstanding that the Pledged Collateral may not be of a type customarily sold in a recognized market or which is the subject of widely distributed standard price quotations, offer the Pledged Collateral for sale to a person or entity in a private sale at such price and on such terms as the Secured Party shall deem fair, or (ii) the Secured Party may be the purchaser of any or all of the Pledged Collateral so sold and may apply the purchase price therefor to reduction of any Obligation secured hereby in any order as the Secured Party shall select. The Debtor agrees that, to the extent that notice of sale shall be required by law, at least ten (10) days notice to the Debtor of the time and place of any public sale or the time after which any private sale I is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each and every method of disposition of the Pledged Collateral described in this clause (a) shall constitute disposition of the Pledged Collateral in a commercially reasonable manner.

         (b) In the event that the Secured Party determine to exercise Secured Party's right to sell all or any part of the Pledged Collateral pursuant to subsection (a) of this Section 8, the Debtor will, at the Debtor's expense and upon request by the Secured Party: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to such Pledged Collateral under an exemption from the provisions of the Securities Act of 1933, as amended, or any successor statute (the "Securities Act") and from any applicable state securities laws and (ii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.

         (c) The Secured Party shall have the tight to receive or transfer all or a portion of the Collateral to the Secured Party to the extent such Collateral is cash, or readily convertible into cash, and to receive income, including cash, thereon and hold the income as Collateral, or to apply the Collateral which is cash or readily convertible into cash or income which is cash or readily convertible into cash, in whole or in part against the Obligations in any order as the Secured Party shall select, and such application shall be deemed to be a disposition of the Collateral in satisfaction of only that portion of the indebtedness represented by the Obligations equal to, and in no event to exceed, the amount of such cash actually applied to such reduction, and the Debtor further agrees that in such event the Debtor shall remain fully liable for any remaining deficiency under such Obligations.

         (d) THE SECURED PARTY SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE, COST OR EXPENSE TO THE DEBTOR BY REASON OF THE EXERCISE BY THE SECURED PARTY OF THE REMEDIES DESCRIBED IN THIS SECTION 8 OR SECTION 7, OR FROM ANY OTHER ACT OR OMISSION OF THE SECURED PARTY RELATING THERETO, AS AFORESAID, UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT AND GROSS NEGLIGENCE OF THE SECURED PARTY, PROVIDED THAT IT IS THE INTENTION OF THE DEBTOR TO INDEMNIFY THE SECURED PARTY FOR THE CONSEQUENCES OF THE SECURED PARTY'S OWN NEGLIGENCE. NOR SHALL THE SECURED PARTY BE OBLIGATED TO PERFORM OR DISCHARGE NOR DOES THE SECURED PARTY HEREBY UNDERTAKE TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER ANY OF SAID COLLATERAL UNDER OR BY REASON OF THIS AGREEMENT.

         (e)      All proceeds received by the Secured Party under subsection
(a) of this Section 8, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and all Collateral transferred to the Secured Party pursuant to subsection (c) of this Section 8, may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, the Obligations in any order as the Secured Party may select. Any surplus of such proceeds and interest accrued thereon, if any, held by the Secured Party and remaining after payment in full of all of the Obligations shall be paid over to the Debtor or to whomever may be lawfully entitled to receive such surplus; provided that the Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by the Secured Party in connection with or pursuant to this Agreement.

         (f) All rights and remedies of the Secured Party expressed herein are in addition to all other rights and remedies possessed by the Secured Party under the Note and any other agreement or instrument relating to the Obligations.

         SECTION 9. Indemnity, Expenses and Interest.

         (a) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE DEBTOR AGREES TO INDEMNIFY THE SECURED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, LOSS OR DAMAGE ARISING IN CONNECTION WITH AN EXERCISE OF REMEDIES BY THE SECURED PARTY UNDER SECTION 7 OR 8 AND ENFORCEMENT OF THIS AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SECURED PARTY, PROVIDED THAT IT IS THE INTENTION OF THE DEBTOR TO INDEMNIFY THE SECURED PARTY FROM THE CONSEQUENCES OF THE SECURED PARTY'S OWN NEGLIGENCE.

         (b) THE DEBTOR AGREES UPON DEMAND TO PAY THE SECURED PARTY THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH THE SECURED PARTY MAY INCUR IN CONNECTION WITH (i) THE PREPARATION OF THIS AGREEMENT, (ii) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (iii) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF THE SECURED PARTY HEREUNDER, OR
(iv) THE FAILURE OF THE DEBTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS
HEREOF.

         SECTION 10. Miscellaneous.

         (a) Construction. The provisions of this Agreement shall be in addition to those of the Note or other evidence of liability now or hereafter held by the Secured Party in connection with any of the Obligations, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Secured Party from enforcing any or all of the other agreements in accordance with their respective terms.

         (b) No Waiver; Enforcement by the Secured Party, Etc. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder, the Note or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies of the Secured Party hereunder are cumulative and concurrent and are in addition to, and not exclusive of, any rights or remedies provided by law or under any other agreement. The rights of the Secured Party hereunder against the Debtor are not conditional or contingent on any attempt by the Secured Party to exercise any of Secured Party's rights under any other agreement or any other instrument or other document or against any other person or entity.

         (c) Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Debtor, at the Debtor's address at 55 Waugh Drive, P.O. Box 1343, Houston, Texas 77251; if to the Secured Party, at the Secured Party's address at 55 Waugh Drive, P.O. Box. 1343, Houston, Texas 77251; or as to each party at such other address as shall be designated by such party in a written notice to the other. All such notices and other communications shall, when mailed, telegraphed, telexed, transmitted or cabled, be effective when deposited in the mail, delivered to the telegraph company, confirmed by telex answer-back, transmitted by telecopier or delivered to the cable company, respectively.

         (d) Waiver by the Debtor. To the fullest extent permitted by applicable law, the Debtor waives (i) protest and notice of protest of all commercial paper at any time held by or on behalf of the Secured Party on which the Debtor is in any way liable; (ii) notice of intention to accelerate and notice of acceleration; and (iii) notice and opportunity to be heard, after acceleration in the manner provided in the Note, before exercise by the Secured Party of the remedies of self-help or set-off or of other summary procedures permitted by any applicable law or by any agreement to which the Debtor is a party, and, except where required hereby or by any applicable law, notice of any other action taken by the Secured Party.

         (e) Amendments, Etc. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Debtor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Debtor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the pledge, assignment and security interest granted hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.

         (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. Without limiting the generality of the foregoing, in the event that any of the Obligations is unenforceable in whole or in part in any jurisdiction, as to such jurisdiction the lien and security interest purported to be created hereby in the Collateral shall secure the remaining Obligations with the same effect as if such unenforceable Obligations were never secured by such lien and security interest, and the provisions of this Agreement shall be interpreted accordingly.

         (h) Survival. All of the representations and warranties set forth herein shall survive until all Obligations are satisfied in full.

         (i) Section Headings. Section headings in this Agreement are for convenience only and shall not in any way limit or affect the meaning or interpretation of any of the provisions of this Agreement.

         (j) Continuing Security Interests. This Agreement, the delivery of the Pledged Collateral and the filing of a financing statement with the Secretary of State of the State of Texas creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon the Debtor, the Debtor" successors and assigns; and (iii) inure to the benefit of and be enforceable by the Secured Party, and the Secured Party's devisees, heirs, personal representatives, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Secured Party may assign or otherwise transfer any of the Secured Party's rights under this Agreement to any other person or entity, and to the extent of such assignment such person or entity shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Secured Party.

         (k) Termination. At such time as the Obligations (other than any Obligations set forth in Section 9 of which neither the Debtor nor the Secured Party is aware) shall be fully satisfied (i) except as otherwise provided in
Section 9 hereof with respect to the Obligations of the Debtor thereunder, this Agreement and the liens and security interests created hereby shall terminate and all rights to the Collateral shall revert to the Debtor, and (ii) the Secured Party will, upon the Debtor's request and at the Debtor's expense, (A) return to the Debtor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

         (l) Lien and Security Interest Absolute. To the fullest extent permitted by applicable law, all liens and security interests and other rights of the Secured Party, and all obligations of the Debtor, hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Note or any other agreement or security document or instrument relating thereto or executed in connection therewith; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any amendment or waiver of or consent to any departure from the Note or any other agreement or security document or instrument relating thereto or executed in connection therewith, including, without limitation, any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (iii) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, or other charge or encumbrance on, any of the Collateral or any other collateral; (iv) the absence of any action on the part of the Secured Party to obtain payment or performance of any of the Obligations from the Debtor or any obligation of any other person or entity, or; (v) any other event or circumstance which might otherwise constitute a release of, or a defense available to, or a discharge of, the Debtor or any other person or entity (including any guarantor) in respect of the Obligations or this Agreement or the Note.

         (m) Waiver of Marshalling. All rights of marshalling of assets of the Debtor, including any such right with respect to the Collateral, are hereby waived by the Debtor.

         (n) Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         (o) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute but one and the same instrument.

         (p) Entire Agreement. This Agreement and the Note embody the entire agreement between the parties as to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         THE "DEBTOR"


                         -----------------------------------------------------
                         Robert B. Egan, co-Trustee of the Berdon Lawrence
                         GST Trust [number of Trust]


                         -----------------------------------------------------
                         Eddy J. Rogers, Jr., co-Trustee of the Berdon Lawrence GST Trust [number of Trust]


                         THE "SECURED PARTY"


                         -----------------------------------------------------
                         C. Berdon Lawrence